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                                                                EXECUTION COPY

                                                                 EXHIBIT 4.15

                          FIRST SUPPLEMENTAL INDENTURE


                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 19, 2002, among Von Hoffmann Corporation, a Delaware corporation (the "COMPANY"), Von Hoffmann Holdings Inc., a Delaware corporation ("HOLDINGS"), H&S Graphics, Inc., a Delaware corporation ("H&S"), Preface, Inc., a Delaware corporation ("PREFACE"), Precision Offset Printing Company, Inc., a Delaware corporation ("PRECISION"), and U.S. Bank National Association, as trustee under the Indenture (as defined below)(the "TRUSTEE"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 26, 2002 providing for the issuance of an aggregate principal amount of up to $215,000,000 of 10 1/4% Senior Notes due 2009 (the "NOTES");

                  WHEREAS, each of Holdings, Realty, H&S, Preface and Precision is a Guarantor under the Indenture;

                  WHEREAS, on December 19, 2002, Realty, a wholly-owned subsidiary of the Company and a Guarantor under the Indenture, merged with and into the Company (the "MERGER") with the Company continuing as the surviving corporation of the Merger; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO NOTES GUARANTEES. Each Guarantor hereby confirms that its respective Notes Guarantee shall apply to the Company's Obligations under the Indenture and the Notes.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantees, the Indenture or this Supplemental



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Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company.



                      [Signatures appear on following page]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                   VON HOFFMANN CORPORATION



                                   By:   /s/ GARY WETZEL
                                         --------------------------------------
                                         Gary Wetzel
                                         Chief Financial Officer and Treasurer


                                   VON HOFFMANN HOLDINGS INC.



                                   By:  /s/ GARY WETZEL
                                        ---------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   H&S GRAPHICS, INC.



                                   By:  /s/ GARY WETZEL
                                        ---------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   PREFACE, INC.


                                   By:  /s/ GARY WETZEL
                                        --------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   PRECISION OFFSET PRINTING COMPANY, INC.


                                   By:  /s/ GARY WETZEL
                                        -----------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


Signature Page to First Supplemental Indenture, dated as of December 19, 2002, among Von Hoffmann Corporation, ET. AL., and U.S. Bank National Association, as Trustee

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                                   U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                   By:  /s/ RICK PROKOSCH
                                        -----------------------------------
                                        Rick Prokosch
                                        Vice President



Signature Page to First Supplemental Indenture, dated as of December 19, 2002, among Von Hoffmann Corporation, ET. AL., and U.S. Bank National Association, as Trustee


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